UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 3, 2005

Ask Jeeves, Inc.

(Exact Name of Registrant As Specified in its Charter)

Delaware	000-26521	94-3334199

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

555 12th Street, Suite 500
Oakland, California 94607

(Address of Principal Executive Offices) (Zip Code)

(510) 985-7400

(Registrant’s telephone number, including area code)

not applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act;

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act;

☐ Pre-announcement communications pursuant to Rule 14d-2(b) under the Exchange Act;

☐ Pre-announcement communications pursuant to Rule 13e-4(c) under the Exchange Act;

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Fourth Quarter and Full-Year 2004 Earnings Announcement

     On February 3, 2005, Ask Jeeves, Inc. (“we” or “Ask Jeeves”) issued a press release reporting fourth quarter and full-year 2004 consolidated financial results. A copy of the press release is attached to this report as Exhibit 99.1 and is incorporated by reference herein in its entirety.

     As previously announced, our management intends to hold a conference call to discuss these financial results and our business outlook. The conference call is scheduled to begin at 5 p.m. Eastern time on Thursday, February 3, 2005. A live Webcast of the conference call will be available on the Investor Relations section of the Ask Jeeves’ Web site (http:// www.irconnect.com/askjinc/index.html) The Webcast will also be archived on the same site under the category “Earnings Releases” for approximately three months (starting approximately one hour after the call’s completion).

Explanatory Note regarding Pro Forma Information

     In addition to financial measures prepared in accordance with generally accepted accounting principles, or GAAP, Ask Jeeves’ earnings release contains pro forma income measures. The tables attached to the earnings release also (a) present pro forma EBITDA and (b) include a pro forma condensed consolidated statement of operations which shows each pro forma component of pro forma income. These pro forma metrics were not prepared in accordance with GAAP and might be calculated differently than similarly-titled pro forma measures presented by other companies. In calculating pro forma income, Ask Jeeves adjusted its GAAP-basis income from continuing operations to exclude the effects of amortization of other assets and other items which management believes do not reflect Ask Jeeves’ core business performance, as listed on the reconciliation table attached to this report. In calculating pro forma EBITDA, Ask Jeeves further adjusts pro forma income from continuing operations to exclude income tax provision, net interest and other income and depreciation. Attached to the earnings release are reconciliation tables explaining how these pro forma measures are derived from the most directly comparable GAAP measures. The attached pro forma condensed consolidated statement of operations presents a complementary explanation of how Ask Jeeves calculated pro forma income from continuing operations.

     Ask Jeeves’ management believes that the presentations of pro forma income and pro forma EBITDA (as well as the pro forma statement of operations) are useful to investors and other interested persons because those metrics exclude items which management believes are less directly attributable (than the included items) to the underlying performance of what Ask Jeeves considers to be its core business operations and, thus, the pro forma presentations provide additional insights into the Ask Jeeves’ core operating results. In addition, Ask Jeeves has provided similar pro forma income (loss) metrics in previous earnings releases and believes that investors and other interested persons will find the current pro forma data useful for comparing the Company’s current report with its prior reports. Management refers to these pro forma measures to facilitate internal comparisons between the reporting periods, in making operating decisions and for budget planning purposes.

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     There are limitations associated with Ask Jeeves’ approach to calculating pro forma metrics. For example under Ask Jeeves’ approach, pro forma metrics do not reflect (a) amortization of stock based compensation, (b) amortization of other intangible assets, (c) transaction costs related to certain merger and acquisition activities that did not come to fruition, (d) the write-off of obsolete equipment, (e) gains on joint venture acquisitions or dissolutions, (f) restructuring costs from corporate downsizing or (g) realized gains or losses on investments, disposals of assets or foreign exchange transactions. In any given reporting period, some or all of those items will cause pro forma results to differ from GAAP results. As mentioned above, Ask Jeeves’ earnings release includes a table reconciling the non-GAAP measures presented therein with the most directly comparable GAAP measures, as required by SEC rules regarding the use of non-GAAP financial measures. Please refer to the table for a description of the extent to which each of the above exclusions caused pro forma results for the period to differ from GAAP results for the period. In the case of forward-looking pro forma data, Ask Jeeves’ earnings release describes the primary cause of the difference between the forward-looking pro forma guidance and projected GAAP results. It would be impractical for Ask Jeeves to supply a more-detailed reconciliation in the case of forward-looking pro forma guidance because the necessary information is not available. Forward-looking guidance does not, of course, reflect any effect that currently unanticipated events might have on Ask Jeeves’ financial performance for the projected periods. As a result of these limitations, Ask Jeeves’ pro forma measures should be considered in addition to, not as a substitute for, nor superior to, measures of financial performance that are prepared in accordance with GAAP.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits.

     Exhibit 99.1, as listed on the Exhibit Index (following this Report’s signature page), is furnished with this Report.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ASK JEEVES, INC. (Registrant)
Date: February 3, 2005	By:	/s/ Brett M. Robertson
Brett M. Robertson
General Counsel and Secretary

     This Report on Form 8-K is being furnished to the Commission pursuant to General Instruction B.2 of Form 8-K; neither the exhibit nor any of the other information in this Report shall be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, except to the extent Ask Jeeves may expressly incorporate this report (or specified portions hereof) into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Ask Jeeves, Inc., dated February 3, 2005.

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